SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

(Address of Principal Executive Offices)(Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2007, Grill Concepts, Inc. (the “Company”) entered into definitive subscription agreements (the “Subscription Agreements”) with Robert Spivak, as a selling stockholder, and certain investors (the “Investors”), pursuant to which the Company agreed to sell an aggregate of 2,000,000 shares of common stock of the Company (the “Shares”) and warrants (the “Warrants”) to purchase up to an aggregate of 735,000 shares of common stock of the Company for aggregate gross proceeds of $14,092,400.

In conjunction with the Offering, Robert Spivak, a director and former officer of the Company, agreed to sell 100,000 shares of common stock of the Company (collectively, the shares offered by Robert Spivak together with the Shares and the Warrants are referred to as the “Offered Securities” and the offer and sale of the Offered Securities is referred to as the “Offering”) to the Investors pursuant to Subscription Agreements.

The Warrants entitle the holders to purchase one share of common stock for each Warrant held at any time prior to the fifth anniversary of their issuance date, which will be at the closing at an exercise price equal to $8.05 per share, subject to adjustment upon certain corporate events, including stock dividends, distributions and reclassifications. The Warrant exercise price is also subject to adjustment upon certain issuances of shares at prices below the exercise price of the Warrant, provided, however, that the exercise price shall in no event be reduced to less than $7.00 (subject to adjustment in the event of splits, reverse splits, stock dividends and similar transactions).

The Offered Securities were offered by the Company in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Each of the Investors represented that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act. Completion of the sale of the Offered Securities is subject to satisfaction of various conditions set forth in the Subscription Agreements.

Pursuant to the terms of the Subscription Agreements, the Company and the Investors will enter into a Registration Rights Agreement at closing, under which the Company will agree to file with the Securities and Exchange Commission, within 30 days, a registration statement covering the Offered Securities. In the event the registration statement covering the Offered Securities is not filed or declared effective by the Securities and Exchange Commission within the time periods described in the Subscription Agreements, and under certain other circumstances, the Company will be required to pay the Investors damages in the amount prescribed in the Subscription Agreements.

The Company engaged placement agents for the offering. For their services, the placement agents will receive, at closing, commissions totaling 6.5% of gross funds received (excluding funds received from affiliates of existing shareholders of the Company) and warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of five percent of the shares of common stock sold in the offering (excluding shares sold to affiliates of existing shareholders of the Company) for a term of three years at an exercise price equal to $8.75 per share, subject to adjustment only upon certain corporate events, including stock dividends, distributions and reclassifications. Each of the placement agents represented that it is an “accredited investor”, as

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defined in Rule 501 promulgated under the Securities Act. The Registration Rights Agreements provide that the shares of common stock underlying the Placement Agent Warrants are to be included in the registration statement to be filed.

This Current Report of Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. At the time of their issuance, the shares of common stock and the underlying shares of common stock issuable upon exercise of the warrants have not been registered under the Securities Act, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Among the Investors subscribing to purchase shares under the Subscription Agreements are Good Tasting LLC, which has subscribed for 113,560 Shares and 39,746 Warrants, and Tuscany Oaks Partners I LLC, which has subscribed for 198,000 Shares and 69,300 Warrants. Good Tasting LLC and Tuscany Oaks Partners I LLC have advised that they may constitute a “group” with Eaturna LLC for purposes of Section 13(d) of the Securities Exchange Act of 1934. Eaturna LLC is a principal shareholder of the Company but did not participate in the Offering. Otherwise, there were no relationships between the Company and any of the Investors or the placement agents prior to the Offering.

The foregoing is qualified in its entirety by reference to the documents filed herewith as Exhibits 4.1, 4.2, 4.3, and 10.1. Please note that certain Investors executed variations of the Subscription Agreement and Warrant, which variations are detailed on Schedule 1.2 to the Subscription Agreement attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Placement Agent Warrants

4.2	Form of Registration Rights Agreement

4.3	Form of Warrant

10.1	Form of Subscription Agreement, dated July 2, 2007, relating to the sale of units including shares of common stock and warrants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.
Dated: July 5, 2007
	By:	/s/ Philip Gay
Philip Gay
President and Chief Executive Officer

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